EXHIBIT 23.1

ImmuCell Corporation

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-214641) on Form S-3 and the Registration Statements (Nos. 333-02631, 333-65514, and 333-167721) on Form S-8 of ImmuCell Corporation of our report dated March 29, 2018, relating to our audit of the financial statements as of and for the years ended December 31, 2017 and 2016, which appears in this Annual Report on Form 10-K of ImmuCell Corporation for the year ended December 31, 2017.

/s/ RSM US LLP

Boston, Massachusetts

March 29, 2018